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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                 36-3145972
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(State of Incorporation or Organization)   (IRS Employer Identification no.)

   1585 Broadway, New York, New York                    10036
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(Address of Principal Executive Offices)              (Zip Code)

If this Form relates to the              If this Form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A.(c), please     to General Instruction A.(d), please
check the following box. |X|             check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-106789

Securities to be registered pursuant to Section 12(b) of the Act:


           Title of Each Class               Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
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Global Medium-Term Notes, Series C,      THE AMERICAN STOCK EXCHANGE LLC
PLUS(SM) due January 30, 2006
(Mandatorily Exchangeable for an Amount
Payable in U.S. Dollars Based on the
Value of the S&P 500(R)Index)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)



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     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: "Global Medium-Term Notes, Series C, PLUS(SM) due January 30, 2006 (Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the S&P 500(R) Index)" (the "PLUS"). A description of the PLUS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-106789) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated August 26, 2003 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the PLUS contained in the pricing supplement dated June 23, 2004 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the PLUS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the PLUS.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MORGAN STANLEY
                                       (Registrant)


Date: June 23, 2004                    By: /s/ Martin M. Cohen
                                          --------------------------
                                          Martin M. Cohen
                                          Assistant Secretary and Counsel

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                                INDEX TO EXHIBITS



Exhibit No.                                                          Page No.

4.1  Proposed form of Global Note evidencing the PLUS                  A-1